Filed Pursuant to Rule 424(b)(7)
Registration No. 333-202427

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Maximum Offering Price per Share	Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	11,060,492	$23.76(1)	$262,797,289.92	$26,463.69

(1)	Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for registrant’s common stock on the New York Stock Exchange on August 29, 2016.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 2, 2015)

11,060,492 Shares

Common Stock

This prospectus supplement relates to the offer and resale by the selling stockholder identified in this prospectus supplement of up to an aggregate of 11,060,492 shares of our common stock, of which (1) 7,060,492 shares were transferred to such selling stockholder in connection with our acquisition of 188,100,000 ordinary common shares, or 4.95% of the outstanding ordinary common shares, of MGM China Holdings Limited (“MGM China”), a company incorporated in the Cayman Islands and our consolidated subsidiary, and (ii) 4,000,000 shares were acquired by the selling stockholder from Tracinda Corporation (“Tracinda”) in a private resale. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MGM.” On August 29, 2016, the last reported sale price of our common stock on the NYSE was $23.76 per share.

The selling stockholder identified in this prospectus supplement may offer the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the selling stockholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. See “Plan of Distribution.”

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-2 of this prospectus supplement. You should consider the risks referred to therein before investing in our common stock.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus supplement or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Prospectus Supplement dated September 1, 2016

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we filed with the Commission. The shelf registration statement was declared effective by the Commission upon filing on March 2, 2015. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Commission. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Secretary of MGM Resorts International as described under “Where You Can Find More Information” in the accompanying prospectus. Neither we nor the selling stockholder is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date printed on their respective covers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “may” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected market growth in Macau, our ability to generate significant cash flow and execute on ongoing and future projects, such as the Profit Growth Plan, the expected results of the Profit Growth Plan, amounts we will spend in capital expenditures and investments, the opening of strategic resort developments, the estimated costs and components associated with those developments, the realization of any advantages to the MGM Growth Properties LLC (“MGP”) initial public offering and related financing transactions (and the impact of any opportunities created by the transaction), dividends and distributions we will receive from MGM China, MGP or CityCenter and amounts projected to be realized as deferred tax assets. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•	our substantial indebtedness and significant financial commitments, including our fixed annual lease payment to MGP, could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

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•	current and future economic, capital and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures and investments as well as strategic initiatives;

•	restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•	the fact that we are required to pay a significant portion of our cash flows as fixed and percentage rent under the master lease, which could adversely affect our ability to fund our operations and growth, service our indebtedness and limit our ability to react to competitive and economic changes;

•	a significant number of our domestic gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship with the lessor, which could have a material adverse effect on our business, financial position or results of operations;

•	financial, operational, regulatory or other potential challenges that may arise with respect to MGP, as our sole lessor for a significant portion of our business, may adversely impair our operations;

•	James J. Murren, our Chairman, and Daniel J. Taylor, one of our directors, and William J. Hornbuckle, Elisa C. Gois, and John M. McManus, our executive officers, may have actual or potential conflicts of interest because of their positions at MGP;

•	the fact that MGP has adopted a policy under which certain transactions with us, including transactions involving consideration in excess of $25 million, must be approved by a conflict committee comprised of independent directors of MGP;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

•	the impact on our business of economic and market conditions in the markets in which we operate and in the locations in which our customers reside;

•	restrictions on our ability to have any interest or involvement in the gaming business in China, Macau, Hong Kong and Taiwan, other than through MGM China;

•	the ability of the Macau government to terminate MGM Grand Paradise’s gaming subconcession under certain circumstances without compensating MGM Grand Paradise or refuse to grant MGM Grand Paradise an extension of the subconcession, which is scheduled to expire on March 31, 2020;

•	our ability to build and open our development in Cotai by January 2018;

•	the dependence of MGM Macau upon gaming promoters for a significant portion of gaming revenues in Macau;

•	our ability to recognize our foreign tax credit deferred asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	the concentration of a majority of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect gaming receivables;

•	the potential occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

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•	the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks or acts of war or hostility, and to disease epidemics;

•	the fact that co-investing in properties, including our investment in CityCenter, decreases our ability to manage risk;

•	the fact that current and future construction or development projects will be susceptible to substantial development and construction risks;

•	the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that a failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	risks related to pending claims that have been, or future claims that may be brought against us;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•	the potential that failure to maintain the integrity of our computer systems and internal customer information could result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

•	increases in gaming taxes and fees in the jurisdictions in which we operate; and

•	the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China, which is now a publicly traded company listed on the Hong Kong Stock Exchange.

Any forward-looking statement made by us in this prospectus supplement or incorporated by reference herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

You should also be aware that while we from time to time communicate with securities analysts, we do not disclose to them any material non-public information, internal forecasts or other confidential business information. Therefore, you should not assume that we agree with any statement or report issued by any analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain projections, forecasts or opinions, those reports are not our responsibility and are not endorsed by us.

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THE OFFERING

This prospectus supplement relates to the resale of shares of our common stock held by the selling stockholder identified under “Selling Stockholder.” The shares of our common stock that may be offered by the selling stockholder using this prospectus supplement represent (i) 7,060,492 shares of our common stock that we transferred to the selling stockholder in connection with our acquisition of 188,100,000 ordinary common shares, or 4.95% of the outstanding ordinary common shares, of MGM China and (ii) 4,000,000 shares were acquired by the selling stockholder from Tracinda in a private resale. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholder.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus supplement, in the accompanying prospectus, or incorporated into this prospectus supplement or the accompanying prospectus by reference, you should carefully consider the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. The risk factors incorporated by reference herein may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

SELLING STOCKHOLDER

This prospectus supplement relates to the resale of shares of our common stock held by the selling stockholder identified in the table below. The shares of our common stock that may be offered by the selling stockholder using this prospectus supplement represent (i) 7,060,492 shares of our common stock that we transferred to the selling stockholder in a private offering pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D and Regulation S promulgated thereunder, in connection with our acquisition of outstanding ordinary common shares of MGM China, as summarized below, and (ii) 4,000,000 shares of our common stock that were acquired by the selling stockholder from Tracinda in a private resale.

On August 16, 2016, we entered into a securities purchase agreement (the “Agreement”) with MGM Resorts International Holdings, Ltd. (“MRIH”), a company incorporated in the Isle of Man and our wholly owned subsidiary, Grand Paradise Macau Limited (“GPM”), a company incorporated in the Isle of Man and controlled by Ms. Ho, Chiu King Pansy Catilina (“Ms. Pansy Ho”), and the selling stockholder, Expert Angels Limited (“EA”), a company incorporated in the British Virgin Islands and a wholly owned subsidiary of GPM. Pursuant to the terms of the Agreement, GPM transferred to MRIH 188,100,000 ordinary common shares, or 4.95% of the outstanding ordinary common shares, of MGM China. In consideration for the MGM China shares, we issued to MRIH 7,060,492 shares of our common stock, par value $0.01, for delivery to EA, in addition to other consideration set forth in the Agreement. In a separate transaction, on August 16, 2016, EA entered into a share purchase agreement with Tracinda, pursuant to which Tracinda agreed to sell 4,000,000 shares of our common stock that it holds to EA. In accordance with the terms of the Agreement, we entered into a registration rights agreement, dated as of September 1, 2016, with EA (the “Registration Rights Agreement”), pursuant to which we agreed to file a prospectus supplement to our registration statement on Form S-3ASR (File No. 333-202427) with the Commission for the purposes of registering for resale the shares of our common stock transferred to the selling stockholder by us and Tracinda.

The table below sets forth certain information known to us, based upon written representations from the selling stockholder, with respect to the beneficial ownership of our shares of common stock held by the selling stockholder as of September 1, 2016. Because the selling stockholder may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholder will sell all of its shares of our common stock covered by this prospectus supplement.

We have determined beneficial ownership in accordance with the rules of the Commission. EA is a wholly owned subsidiary of GPM, a company controlled by Ms. Pansy Ho, who is also the sole director of EA. Ms. Pansy Ho is a member of the Board of Directors of, and holds a minority ownership interest in, MGM China. For information regarding material transactions between us and the selling stockholder or its affiliates, see Note 17 to the consolidated financial statements, and the information incorporated by reference under “Certain Relationships and Related Transactions, and Director Independence,” in our Annual Report on Form 10-K for the year ended December 31, 2015.

The following table shows the total number of shares of our common stock beneficially held by the selling stockholder prior to this offering and the number of shares of our common stock offered by the selling stockholder under this prospectus supplement. Percentage of beneficial ownership is based on 572,708,908 shares outstanding upon completion of this offering.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering	Percentage of Total Voting Power before this Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Total Voting Power after this Offering
Expert Angels Limited	11,060,492(1)	1.9%	11,060,492	0	0%

(1)	EA is a wholly owned subsidiary of GPM, a company controlled by Ms. Pansy Ho, who is also the sole director of EA and is deemed to have voting and investment power over the securities being registered for resale in this prospectus supplement. In addition, Ms. Pansy Ho indirectly owns 16,149,210 shares of our common stock that is held by another company owned by Ms. Pansy Ho. As such, in aggregate, Ms. Pansy Ho indirectly controls 27,209,702 shares, or 4.8%, of our common stock prior to this offering, and will indirectly control 16,149,210 shares, or 2.8%, of our common stock after this offering (assuming she sells all of the common stock covered by this prospectus supplement).

PLAN OF DISTRIBUTION

The selling stockholder, which term as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of its shares on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of any such sale, transfer or other disposition. These dispositions may be at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also enter into option, derivative or hedging transactions with respect to the shares of common stock, and any related offers or sales of shares may be made pursuant to this prospectus supplement. For example, the selling stockholder may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with the selling stockholder;

•	sell shares short itself and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with its short positions;

•	write call options, put options, or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares;

•	enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer, or other financial institution, who may then resell or transfer the shares under this prospectus supplement; or

•	lend the shares to a broker, dealer, or other financial institution, which may sell the lent shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus supplement.

The selling stockholder may also sell shares under Rule 144 under the Securities Act (“Rule 144”), if available, rather than under this prospectus supplement. The selling stockholder is not obligated to, and there is no assurance that the selling stockholder will, sell all or any of the shares we are registering. The selling stockholder may transfer, devise or gift such shares by other means not described in this prospectus supplement.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder, broker-dealers, or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholder and the selling stockholder may not participate in an underwritten offering without our prior written consent.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of any of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors-in-interest as selling stockholders under this prospectus supplement. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Our common stock is listed on the NYSE under the symbol “MGM.”

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.

Pursuant to the Registration Rights Agreement, we have agreed with the selling stockholder to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of (i) the sale of all the shares registered hereby either pursuant to this prospectus supplement or Rule 144 and (ii) the date on which all of the shares registered hereby remaining to be sold may be immediately resold to the public under Rule 144 or any successor provision.

Expenses associated with this offering to be paid by us are estimated to be $110,000, including Securities and Exchange Commission filing fees.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference from the Current Report on Form 8-K filed with the Commission on August 16, 2016 and the effectiveness of MGM Resorts International’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to retrospective adjustments to the consolidating condensed financial information appearing in Note 18 as a result of transactions which occurred between entities under common control, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549.

The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus supplement. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the Commission at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the Commission by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (excluding the financial statements included in Item 8 and the financial statement schedule included in Item 15(a)(1) thereof, Item 8 thereof, which, for the purposes of this prospectus, are superseded by the comparable Item included in Exhibit 99.1 to our Current Report on Form 8-K filed with the Commission on August 16, 2016);

•	the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2015 provided in our Proxy Statement on Schedule 14A filed on April 20, 2016;

•	Our Quarterly Reports on Form 10-Q filed May 6, 2016 (excluding the financial statements included in Item 1 thereof, which, for the purposes of this prospectus, are superseded by Exhibit 99.1 to our Current Report on Form 8-K filed with the Commission on August 16, 2016) and August 8, 2016;

•	Our Current Reports on Form 8-K filed on January 15, 2016, February 1, 2016, February 4, 2016, April 4, 2016, April 6, 2016, April 21, 2016, April 25, 2016, June 3, 2016, August 1, 2016, August 9, 2016, August 12, 2016, August 16, 2016 and August 19, 2016; and

•	The amended and restated description of our common stock contained in our Registration Statement on Form 8-A/A filed on May 11, 2005.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and on or before the time that the offering of the common stock is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.”

PROSPECTUS

MGM RESORTS INTERNATIONAL

Common Stock

Debt Securities

Guarantees

Warrants

Units

Rights to Purchase Common Stock

Securities Purchase Contracts

We and the selling securityholders identified in any prospectus supplement may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities, warrants, rights to purchase common stock or securities purchase contracts. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed and traded on the New York Stock Exchange under the symbol “MGM.”

We may offer the securities separately or as units, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 5 of this prospectus.

This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board, the Maryland Lottery and Gaming Control Commission, the Massachusetts Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is March 2, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of the such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company” or “the company” are to MGM Resorts International and its consolidated subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our ability to generate significant cash flow; amounts we will spend in capital expenditures and investments; amounts we will pay under the CityCenter completion guarantee; the opening of strategic resort developments, the estimated costs associated with those developments and the expected components of such developments; and dividends we will receive from MGM China. The foregoing is not a complete list of all forward-looking statements we make.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market, and regulatory conditions and the following:

•	our substantial indebtedness and significant financial commitments could adversely affect our operations and financial results and impact our ability to satisfy our obligations;

•	current and future economic and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures and investments;

•	restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

•	significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

•	the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations may adversely affect our business;

•	the impact on our business of economic and market conditions in the markets in which we operate and in the locations in which our customers reside;

•	restrictions on our ability to have any interest or involvement in gaming businesses in China, Macau, Hong Kong and Taiwan, other than through MGM China;

•	the ability of the Macau government to terminate MGM Grand Paradise’s subconcession under certain circumstances without compensating MGM Grand Paradise or to refuse to grant MGM Grand Paradise an extension of the subconcession, which is scheduled to expire on March 31, 2020;

•	our ability to build and open our development in Cotai by January 2018;

•	the dependence of MGM Macau upon gaming promoters for a significant portion of gaming revenues in Macau;

•	our ability to recognize our foreign tax credit deferred asset and the variability of the valuation allowance we may apply against such deferred tax asset;

•	extreme weather conditions or climate change may cause property damage or interrupt business;

•	the concentration of a majority of our major gaming resorts on the Las Vegas Strip;

•	the fact that we extend credit to a large portion of our customers and we may not be able to collect gaming receivables;

•	the potential occurrence of impairments to goodwill, indefinite-lived intangible assets, or long-lived assets which could negatively affect our future profits;

•	the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks or acts of war or hostility;

•	the fact that co-investing in our properties, including our investment in CityCenter, decreases our ability to manage risk;

•	the fact that future construction or development projects will be susceptible to substantial development and construction risks;

•	the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

•	the fact that CityCenter has decided to abate the potential for structural collapse of the Harmon Hotel & Spa (the “Harmon”) in the event of a code-level earthquake by demolishing the building, which exposes us to risks in connection with the demolition process;

•	the fact that a failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business;

•	the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

•	risks related to pending claims that have been, or future claims that may be brought against us;

•	the fact that a significant portion of our labor force is covered by collective bargaining agreements;

•	the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

•	the potential that failure to maintain the integrity of our computer systems and internal customer information could result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data;

•	increases in gaming taxes and fees in the jurisdictions in which we operate; and

•	the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China, which is now a publicly traded company listed on the Hong Kong Stock Exchange.

The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, any prospectus supplement or as of the date of the documents incorporated by reference. Other factors or events not identified above could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 in the section entitled “Risk Factors” and as may be included from time to time in our reports filed with the SEC. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BUSINESS

We are one of the world’s leading global hospitality companies, operating a world-renowned portfolio of destination resort brands. We believe the resorts we own, manage and invest in are among the world’s finest casino resorts. We are a Delaware corporation that acts largely as a holding company; our operations are conducted through our wholly owned subsidiaries.

Our vision is to be the recognized global leader in entertainment and hospitality. To achieve that vision, we:

•	Embrace innovation and diversity to inspire excellence;

•	Reward our employees, invest in our communities and enrich our stakeholders; and

•	Engage, entertain and exceed the expectations of our guests worldwide.

Our mission is to be the leader in entertainment and hospitality through a diverse collection of extraordinary people, distinctive brands and best-in-class destinations.

The following are our strategic objectives:

•	Drive operational and capital structure improvements to enhance shareholder value;

•	Identify and execute on growth and development opportunities in key domestic and international markets to grow global presence;

•	Leverage investments in critical foundational competencies to support a high performance organization; and

•	Continue to solidify our reputation as a global leader in the principles of corporate social responsibility.

We have two reportable segments that are based on the regions in which we operate: wholly owned domestic resorts and MGM China. We currently operate 15 wholly owned resorts in the United States. MGM China’s operations consist of the MGM Macau resort and casino (“MGM Macau”) and the development of a gaming resort in Cotai, Macau. We have additional business activities, including our investments in unconsolidated affiliates and certain other corporate and management operations. CityCenter Holdings, LLC (“CityCenter”) is our most significant unconsolidated affiliate, which we also manage for a fee.

Our corporate office is located at 3600 Las Vegas Boulevard South in Las Vegas, Nevada and our phone number is (702) 693-7120. Our website address is http://www.mgmresorts.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures, subject to the terms of our senior credit facility and our other indebtedness. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges(1)	(2)	3.69X	(2)	1.25X	1.50X

(1)	Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.
(2)	Earnings were inadequate to cover fixed charges by $1.707 billion and $1.564 billion for the years ended December 31, 2010 and 2012, respectively.

We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges for all periods presented.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, warrants, units, rights to purchase common stock and securities purchase contracts that may be offered under this prospectus.

Debt securities will be governed by and issued under one or more indentures between us and U.S. Bank National Association, as trustee, or another trustee named in the prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the Indenture. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental Indenture relating to the Indenture will be filed in the future with the SEC. See “Where You Can Find Additional Information” for information on how to obtain a copy.

SELLING SECURITY HOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule of MGM Resorts International and subsidiaries incorporated in this prospectus by reference from MGM Resorts International’s Annual Report on Form 10-K and the effectiveness of MGM Resorts International’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CityCenter Holdings, LLC incorporated in this prospectus by reference from MGM Resorts International’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus supplement. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the completion of this offering (except any portions of such filings that are not deemed to be filed under such sections):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2013 provided in our Proxy Statement on Schedule 14A filed on April 25, 2014;

•	Our Current Report on Form 8-K filed on January 13, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on May 11, 2005.

All documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and on or before the time that the offering of the stock is completed are deemed to be incorporated by reference in this prospectus supplement from the date of filing of such documents or reports, except as to any portion of any future document or report which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any person receiving a copy of this prospectus supplement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). To obtain copies of these filings, see “Where You Can Find More Information.

11,060,492 Shares

MGM Resorts International

Common Stock

Prospectus Supplement

September 1, 2016